Exhibit 10.62

By e-mail

Mr. Perry Leopold, CEO
North Bay Resources Inc.
2120 Bethel Road
Lansdale, PA 19446
United States of America

Re:	Second Amendment to Section 3 – Option of the Fawn & Buck Option and Joint Venture Agreement made as of October 15, 2009 (the “Option Agreement”)

Dear Mr. Leopold:

Further to your exchange of emails with Mr. Turner concerning an amendment to the Option Agreement in respect of the dates by which exploration Expenditures have to be incurred, this letter is to document the parties’ agreement that Section 3.2 of the Option Agreement will be further amended to read as follows:

3.2 In order to maintain the Option in good standing and to earn an undivided 75% Joint Venture Interest in the Property, Silver Quest must incur at least two hundred fifty thousand (250,000) dollars in Expenditures on or before the second anniversary of the Effective Date and make cash payments, share issuances and Expenditures as follows:

On or before	Cash Payments	Silver Quest Shares	Cumulative Expenditures

First anniversary of the Effective Date	$25,000	See note A	$Nil
Second anniversary of the Effective Date	$25,000	See note A	$250,000
Third anniversary of the Effective Date	$25,000	Nil	$675,000
Fourth anniversary of the Effective Date	$Nil	Nil	$1,100,000
Fifth anniversary of the Effective Date	$Nil	Nil	$1,500,000

Note A:
The requirement to issue 50,000 shares on or before the first and second anniversaries of the Effective Date was amended pursuant to an amending letter dated November 25, 2009 to provide for cash payments in lieu of issuing said shares.  The November 25, 2009 amendment shall not be affected by this second amendment.

In consideration of North Bay Resources agreeing to the foregoing amendment, Silver Quest will, upon receipt of your acceptance of this letter by email, make a payment of US $25,000 by wire transfer to North Bay Resources’  bank account.

Silver Quest Resources Ltd.
Suite 1410 – 650 West Georgia Street, Vancouver, BC V6B 4N8
Tel: 604-687-3959 Fax: 604-687-144

Mr. Perry Leopold
September 13, 2010
Page two

If the foregoing proposal is acceptable, please sign and return a copy of this letter by email (with original to follow by courier) to my attention.

Thank you for your consideration.

SILVER QUEST RESOURCES LTD.

/s/  J. C. Mitchell

J. C. Mitchell
Chief Financial Officer

AGREED AND ACCEPTED THIS 13th DAY OF SEPTEMBER, 2010

NORTH BAY RESOURCES INC.

By:           /s/ Perry Leopold

Perry Leopold, CEO

100913-1_SQI

Silver Quest Resources Ltd.
Suite 1410 – 650 West Georgia Street, Vancouver, BC V6B 4N8
Tel: 604-687-3959 Fax: 604-687-144